Exhibit 99.1

ENSERVCO Launches Water Management Division Following $4.0 Million Asset Acquisition

DENVER, CO – January 20, 2016 – ENSERVCO Corporation (NYSE MKT: ENSV), a diversified national provider of well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it has expanded its service mix with the launch of a new water management division – Heat Waves Water Management, LLC (“HWWM”).

HWWM will initially offer water transfer services and bacteria and scaling treatment solutions to customers in all of its operating areas. In addition, HWWM will be providing oilfield support equipment on a rental basis. As this service line grows, the Company anticipates adding additional water management services such as flow back to the mix.

Launch of the new business follows the Company’s $4.0 million acquisition of water management assets from two companies – HII Technologies, Inc. and WET Oilfield Services, LLC (“WET”) – both of which have exited the business due to the industry downturn. These assets, which include high and low volume pumps, piping, manifolds, and other support equipment, as well as exclusive U.S. rights to an environmentally friendly, innovative technology for the treatment of bacteria and scaling in the oil and gas industry, were purchased at an average of approximately 20% to 25% of their original cost. In addition, the three founding managers of WET, one of whom was instrumental in the establishment of water transfer services for Halliburton, Select Energy Services and Red Oak Energy, have joined ENSERVCO along with approximately 20 highly trained field personnel.

“These asset acquisitions and the launch of our new water management division represent the kind of opportunistic and synergistic growth initiatives we have been pursuing in order to strengthen our business, create new revenue streams and position ENSERVCO for accelerated growth when commodity prices rebound,” said Rick Kasch, chairman and CEO. “The addition of these water management services to our core heating and acidizing businesses differentiates us from most of our competition and allows us to offer bundled services that cost conscious operators find very attractive in the current environment.

“In addition to adding traditional water transfer services to our revenue mix, we are particularly excited about the growth potential of our bacteria and scaling treatment service offering, which is based on patented technology that can remove bacteria and scale from frac and recycled water with a 95% kill rate,” Kasch added. “This process, which uses electrical induction to reduce or eliminate down-hole scaling and corrosion, positions ENSERVCO to capture market share in a new service area by offering a lower-cost and environmentally friendly alternative to conventional chemical treatment of frac and recycled water. We believe that this process will significantly reduce the use, and therefore cost, of chemicals now used by E&Ps to achieve these results. In a related development, we have hired veteran oilfield services sales executive Joe Reynolds, who has extensive experience with this product, to head up operations and marketing of the bacteria and scaling treatment service offering.”

Austin Peitz, Senior Vice President, Field Operations, noted that all three new service offerings – water transfer, bacteria and scaling treatment and rental of support equipment – will be marketed to the same individuals at the Company’s E&P customers who currently hire us for heating and acidizing services. “We have excellent, long-term relationships with these decision makers, most of whom have mandates to streamline their operations and shorten their vendor lists,” Peitz said. “Our ability to bundle multiple services not only helps them achieve those objectives but it also lowers their overall costs of services at a time when E&Ps are tightening their budgets. At the same time, the addition of non-seasonal services to our portfolio enables us to retain and cross-utilize key employees from our heating division during the off-season periods and to augment revenue during our traditionally slower second and third quarters. Marketing efforts are currently underway and we are optimistic that these new service lines will begin contributing positively to EBITDA in the latter portion of 2016.”

To facilitate the acquisitions the Company worked with its lender, PNC Bank, to modify a loan covenant regarding leverage. This was necessary because the acquisitions were of assets and not of corporate entities that would contribute to the trailing twelve months EBITDA amount used in the leverage ratio calculation.

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO has emerged as one of the energy service industry's leading providers of hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment, and oilfield support equipment rental in seven major domestic oil and gas fields, serving customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for revenue growth and market share gains resulting from the new division, creating cost savings for customers, retaining key employees and effectiveness of the Company’s bacteria and scale treatment technology are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in our fiscal year 2014 Form 10-K filed on March 19, 2015, and subsequently filed documents. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com